UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100, Scottsdale, Arizona 85253

(Address of principal executive offices) (Zip Code)

480-305-8910

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by TPI Composites, Inc. (the “Company”) with the Securities and Exchange Commission on May 22, 2020 (the “Original Form 8-K”). Amendment No. 1 updates “Item 5.07 Submission of Matters to a Vote of Security Holders” in the Original Form 8-K to disclose the decision of the Board of Directors (the “Board”) regarding how frequently the Company will conduct a non-binding advisory vote on named executive officer compensation. No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 20, 2020, a non-binding, advisory vote was conducted concerning the frequency of future non-binding advisory votes regarding the Company’s named executive officer compensation. In the Company’s proxy statement furnished to stockholders in connection with the Annual Meeting, its Board of Directors recommended a vote for every year. At the Annual Meeting, a majority of votes properly cast on the matter were cast in favor of holding future non-binding advisory votes on named executive officer compensation every year. In light of this voting result, the Board of Directors has determined to hold future non-binding, advisory votes on named executive officer compensation every year, so that the next such vote will be held at its 2021 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: July 2, 2020	By:	/s/ Bryan R. Schumaker
Bryan R. Schumaker
Chief Financial Officer